   As filed with the Securities and Exchange Commission on September 18, 1997
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          URBAN SHOPPING CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    MARYLAND
                            (State of Incorporation)

                                   36-3886885
                      (I.R.S. Employer Identification No.)

         900 NORTH MICHIGAN AVENUE, SUITE 1500, CHICAGO, ILLINOIS 60611
               (Address of Principal Executive Offices) (Zip Code)

                             URBAN SHOPPING CENTERS
                           1996 INCENTIVE UNIT PROGRAM
                            (Full Title of the Plan)

                               MATTHEW S. DOMINSKI
                            900 NORTH MICHIGAN AVENUE
                                   SUITE 1500
                             CHICAGO, ILLINOIS 60611
                     (Name and Address of Agent for Service)

                                 (312) 915-2000
          (Telephone Number, including Area Code, of Agent for Service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                       Proposed Maximum       Proposed Maximum
    Title of Securities           Amount to Be        Offering Price Per     Aggregate Offering          Amount of
      to Be Registered           Registered(1)             Share(2)               Price(2)            Registration Fee
--------------------------------------------------------------------------------------------------------------------------
       Common Stock,
  par value $.01 per share       525,000 Shares             $31.50               $16,537,500               $5,012
==========================================================================================================================

(1) Also registered hereby are an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan.

(2) In accordance with Rule 457(h)(1), the offering price was computed upon the basis of the average of the high and low sale prices of the shares reported on the New York Stock Exchange on September 12, 1997, which was $31.50.
================================================================================


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in clauses (1) through (3) below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

         (c) The description of the Registrant's common stock, par value $.01 per share, included in the registrant's Registration Statement on Form 8-A.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Registrant's directors and officers are and will be indemnified under the Registrant's Charter against certain liabilities. The Registrant's Charter requires it to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The partnership agreement of Urban Shopping Centers, L.P. also provides for indemnification of the Registrant and its directors and officers to the same extent indemnification is provided to directors and officers of the Registrant under the Registrant's Charter, and limits the liability of the Registrant and its directors and officers to Urban Shopping Centers, L.P. and its partners to the same extent the liability of the directors and officers of the Registrant to the Registrant and its stockholders is limited under the Registrant's Charter.

         Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and


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
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits the Registrant to advance reasonable expenses to a director or officer upon the Registrant's receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Charter and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.


ITEM 8.  EXHIBITS.

4.1      Urban Shopping Centers 1996 Incentive Unit Program

4.2 Fourth Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 1994)

4.3 Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1994)

5 Opinion of Mayer, Brown & Platt as to the legality of the securities offered

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Mayer, Brown & Platt (included in its opinion filed as
         Exhibit 5)

24       Power of Attorney (included at page 4)


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


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
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Urban Shopping Centers, Inc., a Maryland corporation, and each of the undersigned directors and officers of Urban Shopping Centers, Inc., hereby constitutes and appoints Matthew S. Dominski, Adam S. Metz and Michael G. Hilborn its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and any registration statement to register additional securities pursuant to Rule 462 under the Securities Act of 1933, and to file each such document with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on September 17, 1997.

                                       URBAN SHOPPING CENTERS, INC.


                                       By:  /s/ Michael G. Hilborn
                                            Michael G. Hilborn
                                            Senior Vice President and General
                                            Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


            NAME                                        TITLE                                DATE
            ----                                        -----                                ----

/s/ Matthew S. Dominski           President, Chief Executive Officer and           September 17, 1997
--------------------------------  Director (Principal Executive Officer)
    Matthew S. Dominski


   /s/ Adam S. Metz               Executive Vice President and Chief               September 17, 1997
--------------------------------  Financial Officer (Principal Accounting
     Adam S. Metz                 and Financial Officer)


   /s/ Neil G. Bluhm              Director                                         September 17, 1997
---------------------------------
     Neil G. Bluhm


  /s/ Judd D. Malkin              Director                                         September 17, 1997
---------------------------------
    Judd D. Malkin


  /s/ James B. Digney             Director                                         September 17, 1997
---------------------------------
    James B. Digney


                                  Director
---------------------------------
  Susan Getzendanner


   /s/ John E. Neal               Director                                         September 17, 1997
---------------------------------
     John E. Neal


 /s/ Phillip B. Rooney            Director                                         September 17, 1997
---------------------------------
   Phillip B. Rooney


 /s/ John G. Schreiber            Director                                         September 17, 1997
---------------------------------
   John G. Schreiber


/s/ Henry T. Segerstrom           Director                                         September 17, 1997
---------------------------------
  Henry T. Segerstrom




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
                                INDEX TO EXHIBITS


EXHIBIT                        DOCUMENT DESCRIPTION

4.1      Urban Shopping Centers 1996 Incentive Unit Program

4.2 Fourth Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 1994)

4.3 Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1994)

5 Opinion of Mayer, Brown & Platt as to the legality of the securities offered

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Mayer, Brown & Platt (included in its opinion filed as
         Exhibit 5)

24       Power of Attorney (included at page 4)




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